UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8885 Rehco Road, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 398-3517 ext. 308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Between January 1, 2008 and February 29, 2008, Bio-Matrix Scientific Group, Inc. (‘the Company) acquired substantially all laboratory equipment which the Company believes would be required in order that it may be granted a Tissue Bank License by Department of Health Services of the State of California ("Tissue Bank License"). In addition, the Company has completed several laboratories and other construction within its facility which the Company feels would be required in order that a Tissue Bank License may be obtained. The Company has been granted a Biologics License by Department of Health Services of the State of California which permits its current facility to accept and store cord blood (Stem Cells), whole blood, and various blood related specimens for cryogenic short and long term storage but does not permit processing of specimens. The Tissue bank License, if obtained, would allow the Company to process as well as store specimens such as stem cells derived from blood or adipose tissue.

Between January 1, 2008 and February 29, 2008 the following equipment has been acquired and installed:

  CBS Series 2100 Controlled Rate Freezer (Received January 23rd, 2008)
  Cell Dyn 1800 (Received February 7th, 2008)
  4' Laminar Air Workstation received Flow Hood received (received February 19th, 2008)
  3 Color FACSCablibur (installation set-up and Calibration completed by February 20th, 2008)
  Oxygen Deficiency Monitors installed (with calibration) in the Company’s two Cryogenic Labs (February 20th, 2008)
  Lab shipping and receiving computer with software installed (February 21st, 2008)
  Cryogenic lab/office computer system installed (February 21st, 2008)

In addition, as of the date of this Current Report, the Company has completed its Main Processing Lab, Quarantine Lab, Lab Tech Change Room, Microbiology & Flow Cytometry Lab and has installed all required equipment in its Class 10,000 clean room.

The Company is currently in the process of developing and documenting its Standard Operating Procedures ("SOPs") regarding processing and storage of human tissue samples, which the Company intends to complete prior to submitting an application for a Tissue Bank License. It is the Company's goal to obtain its Tissue Bank License and be operational as a Tissue Bank by the completion of the second calendar quarter of 2008, although no assurance can be granted that a Tissue Bank License can be obtained and, if obtained, that the Company will be able to commence operations within the abovementioned timeframe.

Forward –Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, delays in completing any inspections that may be required in order that a Tissue Bank License may be obtained and changes in any current laws, rules, or regulations governing the granting of Tissue Bank Licenses and/or the processing and storage or human stem cells. Many of the factors that will determine the granting of a Tissue Bank License and the subsequent operation of the Company’s facility as a Tissue Bank are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: March 3, 2008

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